UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-43301	41-4528284
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8500 SW Creekside Place, Beaverton, Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2026, Digimarc Corporation (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Needham & Company, LLC (the “Sales Agent”). Pursuant to the terms of the Sales Agreement, the Company may sell from time to time through the Sales Agent shares of the Company’s common stock having an aggregate offering price of up to $17,500,000 (the “Shares”). The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-272903), as amended on May 18, 2026, which amendment was declared effective on May 21, 2026. The Company filed a prospectus supplement dated June 8, 2026, with the Securities and Exchange Commission (the “SEC”) in connection with the offer and sale of the Shares.

Sales of the Shares, if any, may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including by means of ordinary brokers’ transactions on the Nasdaq Global Select Market at market prices, in block transactions or as otherwise agreed by the Company and the Sales Agent. The Sales Agent will receive from the Company a commission of 3.00% of the gross sales price per share for Shares sold through the Sales Agent under the Sales Agreement.

The representations, warranties and covenants contained in the Sales Agreement were made solely for the benefit of the parties to the Sales Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Sales Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Sales Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The summary of the Sales Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto. The legal opinion of Perkins Coie LLP relating to the Shares is filed as Exhibit 5.1 hereto.

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On June 8, 2026, the Company announced that its Board of Directors (the “Board”) appointed Paul Carreiro as President and Chief Executive Officer of the Company, effective July 6, 2026.

Mr. Carreiro, age 65, has served as President and Chief Executive Officer, and a member of the board of directors, of Elemica, Inc., a leading Digital Supply Chain Network for B2B industries, since May 2024. Prior to that role, Mr. Carreiro served as President, Global Field Operations for Kinaxis, Inc. (KXS.TO) from October 2018 until May 2024, and before that he served in key leadership positions at companies such as SAP America Inc. and Infor Global Solutions. Mr. Carreiro holds a Master of Business Administration from the London School of Economics and Political Science/NYU Stern/HEC, in addition to completing the Director’s College Program at McMaster University and Stanford University’s Advanced Management Program.

On June 4, 2026, the Company and Mr. Carreiro entered into an offer letter (the “Offer Letter”) setting forth the terms of his employment as President and Chief Executive Officer.

Pursuant to the Offer Letter, Mr. Carreiro will receive an annualized base salary of $500,000 and an initial performance bonus opportunity at a target of 100%, prorated and guaranteed at a minimum of 100% for 2026. Mr. Carreiro will also receive an inducement grant, pursuant to which he will be granted 307,400 time-based LTIP Units in DMRC LLC (the “time-based LTIP Units”) and 752,600 performance-based LTIP Units in DMRC LLC (the “performance-based LTIP Units” and, together with the time-based LTIP Units, the “LTIP Units”). The time-based LTIP Units will vest in equal quarterly installments over a four-year period. The performance-based LTIP Units will vest based on achievement of certain stock price goals, vesting 33% for achieving each of the successively higher stock price goals, with a minimum vesting period of 2, 3, and 4 years for each respective goal. In the event Mr. Carreiro’s employment with the Company is terminated without cause or for good reason and unrelated to a change in control of the Company, he will receive 18 months of his then-current salary, 18 months of health benefits or a health benefit stipend, and accelerated vesting of the time-based LTIP Units. In the event Mr. Carreiro’s employment with the Company is terminated without cause or for good reason in connection with a change in control of the Company, he will receive 18 months of his then-current salary, 18 months of health benefits or a health benefit stipend, a prorated target bonus, and full vesting of the LTIP Units.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no (i) family relationships between Mr. Carreiro and any officer or director of the Company, or (ii) arrangements or understandings between Mr. Carreiro and any other person pursuant to which Mr. Carreiro was appointed as President and Chief Executive Officer. Mr. Carreiro does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Departure of President and Chief Executive Officer

In connection with the appointment of Mr. Carreiro, on June 5, 2026, the Company determined that Riley McCormack’s service as President and Chief Executive Officer will conclude effective July 5, 2026. In connection with this transition, and pursuant to the terms of his existing agreements, Mr. McCormack will be entitled to severance benefits, including certain accelerated equity vesting and health benefit stipends. Mr. McCormack will remain on the Company’s Board of Directors following the transition.

Item 8.01	Other Events.

In connection with the launch of the at-the-market offering program described above, the Company is providing the following disclosure regarding a recent development in its business.

The Company has received notice from a commercial customer that such customer is exercising a contractual right to terminate two of its contracted projects with the Company, effective June 16, 2026, due to a change in requirements imposed by its government end-customer. The commercial customer is working to obtain recertification of these projects from the government end-customer. However, if these efforts are not successful, the terminations of these projects would result in a reduction to the Company’s annual recurring revenue (ARR) of $2.7 million. The Company is currently in negotiations with the commercial customer to restructure the contract to provide a guaranteed minimum annual license fee that would partially offset the reduction to ARR as these recertification efforts proceed. In addition, the Company is working with the commercial customer to obtain certification from the government end-customer for two additional projects, as well as to obtain recertification of the national deposit-return system (DRS) project that was terminated in the second quarter of 2025. If successful, these certification and recertification initiatives could result in a substantial increase in ARR from this customer, as compared to the $3.7 million of ARR from such customer prior to the reduction described above.

This Current Report on Form 8-K contains various “forward-looking statements.” These forward-looking statements include statements regarding the possibility of restructuring the specified customer contract to provide a guaranteed minimum annual license fee, the opportunity to substantially increase ARR through successful certification and recertification initiatives with that same customer, and other statements identified by terminology such as “will,” “could,” “should,” “may,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results is outlined in the company’s Form 10-K for the year ended December 31, 2025, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated June 8, 2026 by and between the Company and Needham & Company, LLC

5.1	Opinion of Perkins Coie LLP, counsel to Digimarc Corporation

10.1*	Offer Letter, dated June 4, 2026, by and between Digimarc Corporation and Paul Carreiro

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)

99.1	Press Release, dated June 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and appendices have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the SEC a copy of any omitted exhibit or appendix upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2026

Digimarc Corporation

By:	/s/ Charles Beck
Chief Financial Officer, Treasurer and Secretary